     As filed with the Securities and Exchange Commission on June 23, 1994

                                                     Registration No. 33-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NORAM ENERGY CORP.
               (Exact name of registrant as specified in charter)

           DELAWARE                                            72-0120530
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               1600 SMITH STREET
                                   11TH FLOOR
                             HOUSTON, TEXAS  77002
                                 (713) 654-5100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                          1994 INCENTIVE EQUITY PLAN
                            (Full title of the plan)


                               HUBERT GENTRY, JR.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               NORAM ENERGY CORP.
                                   1600 SMITH
                             HOUSTON, TEXAS  77002
                                 (713) 654-5527
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                   COPIES TO:
                            GERRY D. OSTERLAND, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201
                                 (214) 220-3939

                                  ------------

                       CALCULATION  OF REGISTRATION  FEE


=============================================================================================================================
                                             Amount                  Proposed                Proposed            Amount of
 Title of securities to                       to be               maximum offering       maximum aggregate      registration
   to be registered                        registered            price per share(1)      offering price(1)          fee(2)
=============================================================================================================================
Common Stock, $.625 par value
   per share . . . . . . . . . . . .     3,800,000 Shares              $6.00               $22,800,000               $7,863
=============================================================================================================================

(1) Based upon the average of the high and low sales prices of the Common Stock included in the New York Stock Exchange-Composite Transactions report for June 17, 1994, as published by The Wall Street Journal.
(2) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.

- -----------------------------------------------------------------------------
                              P R O S P E C T U S
- -----------------------------------------------------------------------------

                                 52,991  SHARES

                        N o r A m  E n e r g y  C o r p.

                                 Common  Stock

                                 _____________

         This Prospectus relates to 52,991 shares (the "Shares") of the Common Stock, $.625 par value per share (the "Common Stock"), of NorAm Energy Corp. a Delaware corporation (the "Company"), which may be sold from time to time by the selling stockholder referred to herein (the "Selling Stockholder"). See "Selling Stockholders."

         It is anticipated that the Selling Stockholder will offer for sale some or all of the Shares at market prices prevailing at the time of sale on the New York Stock Exchange. The Company will not receive any proceeds from the sale of the Shares. All expenses of registration incurred in connection with the offering of the Shares by the Selling Stockholder are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by him.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.


                                 ______________


                 The date of this Prospectus is June 23, 1994.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALES MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Room 1228, 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Certain securities of the Company are listed on, and reports, proxy statements and other information concerning the Company can be inspected at the offices of, The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits relating thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Act"). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Form 10-K"), its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the description of the Common Stock contained in the Registration Statement on Form 8-A of the Company dated February 12, 1974, as amended, and all amendments and reports filed for the purpose of updating such description, which have been filed previously with the Commission under File No. 1-3751.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN, OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, NORAM ENERGY CORP., ENTEX BUILDING, 1600 SMITH STREET, 11TH FLOOR, HOUSTON, TEXAS 77002, TELEPHONE NUMBER (713) 654-5527.

                                  THE COMPANY

BACKGROUND AND STRATEGY

         The Company is principally engaged in the distribution and transmission of natural gas including gathering, storage and marketing of natural gas. On May 10, 1994, the stockholders of the Company approved an amendment to the Company's Restated Certificate of Incorporation to change the Company name from Arkla, Inc. to NorAm Energy Corp. The purpose of the name change is to more accurately describe the geographical area served by the Company.

         In 1992, the Company initiated a strategic action plan designed to narrow the focus of its operations and increase long-term stockholder value.
In this regard, the Company has (1) significantly reduced its ongoing costs through staff reductions and other cost control measures, (2) sold its exploration and production operations which were conducted by Arkla Exploration Company, (3) sold its intrastate pipeline business as conducted by Louisiana Intrastate Gas Corporation and subsidiaries, (4) completed or is in the process of completing the sale and exchange of several of its distribution properties, and (5) disposed of certain other non- core businesses.

         Further, the Company has set several objectives to improve future profitability. These objectives include (1) increasing the profitability of its natural gas pipeline operations through improved rate design, aggressive marketing of its services and continued reduction of its overall costs, (2) maintaining the profitability of its natural gas distribution operations through timely and well designed rate filings, increasing its customer base through aggressive marketing and controlling costs in order to remain competitive and offset regulatory lag, (3) developing and expanding the Company's unregulated natural gas marketing business through the acquisition of new markets and the provision of services at a unit cost which will allow it to compete effectively with industry leaders, and (4) reducing the Company's overall leverage and related interest expense, thus increasing the Company's flexibility to pursue future opportunities for attractive investment.

         The Company's principal executive offices are located at the Entex Building, 1600 Smith Street, 11th Floor, Houston, Texas 77002, telephone number
(713) 654-5527.

NATURAL GAS DISTRIBUTION

         The Company's natural gas distribution business is conducted through three divisions, Arkla (formerly known as ALG) , Entex and Minnegasco, and their affiliates. Through these divisions and their affiliates, the Company engages in both the natural gas sales and transportation businesses. In the aggregate, the Company owns and operates approximately 53,500 miles of gas distribution mains which range in size from one-half inch to 24 inches in diameter. The Company currently provides gas distribution services to approximately 2.7 million customers in 1,330 communities. The following table summarizes the location, the number of communities and the number of customers served by the Company as of December 31, 1993.

                                                                                                              NUMBER OF
                          SERVICE AREA LOCATIONS                                         COMMUNITIES          CUSTOMERS
                          ----------------------                                         -----------          ---------
                          TEXAS . . . . . . . . . . . . . . . . . . . . . . . . . . .         365             1,160,947

                          MINNESOTA . . . . . . . . . . . . . . . . . . . . . . . . .         204               599,067

                          ARKANSAS  . . . . . . . . . . . . . . . . . . . . . . . . .         383               422,187

                          LOUISIANA . . . . . . . . . . . . . . . . . . . . . . . . .         179               261,456

                          OKLAHOMA  . . . . . . . . . . . . . . . . . . . . . . . . .          94               115,523

                          MISSISSIPPI . . . . . . . . . . . . . . . . . . . . . . . .          91               115,841

                          KANSAS  . . . . . . . . . . . . . . . . . . . . . . . . . .          14                23,001
                                                                                              ---                ------

                                  Total   . . . . . . . . . . . . . . . . . . . . . .        1,330            2,698,022
                                                                                             =====            =========


         ARKLA. Arkla provides distribution service in approximately 624 communities in the states of Arkansas, Louisiana, Oklahoma, Texas and Kansas. The largest communities served through Arkla are the metropolitan areas of Little Rock, Arkansas and Shreveport, Louisiana. During 1993, approximately 71% of Arkla's total throughput was composed of retail gas sales and approximately 29% was attributable to transportation services. In May of 1993, Arkla, NorAm Gas Transmission Company ("NGT" formerly known as Arkla Energy Resources Company, "AER Co.") and UtiliCorp United Inc. ("UtiliCorp", an affiliate of Peoples Natural Gas Company) entered into a definitive agreement pursuant to which the Company expects to sell to UtiliCorp, subject to Federal Energy Regulatory Commission ("FERC") approval, the Kansas distribution properties of ALG together with certain related pipeline assets of NGT. Upon completion, this sale will terminate substantially all of the Company's distribution and transmission operations in Kansas.

         ENTEX. Entex provides distribution service in approximately 502 communities in the States of Texas, Louisiana and Mississippi. The largest community served by Entex is the metropolitan area of Houston, Texas. During 1993, approximately 87% of Entex's total throughput was composed of retail gas sales and approximately 13% was attributable to transportation services.

         MINNEGASCO. Minnegasco provided distribution service in approximately 285 communities in the states of Minnesota, Nebraska and South Dakota during 1993. The largest communities served by Minnegasco in 1993 included Minneapolis, Minnesota and its suburbs; Lincoln, Nebraska; and Sioux Falls, South Dakota. In February 1993, Minnegasco completed the sale of its Nebraska distribution system to UtiliCorp for $75.3 million in cash. In August of 1993, Minnegasco acquired the Minnesota distribution properties of Midwest Gas, a division of Midwest Power System, Inc. ("Midwest"), in exchange for all of the Company's distribution properties located in South Dakota and $38 million in cash. The UtiliCorp and Midwest transactions terminated Minnegasco's distribution operations outside Minnesota. During 1993, approximately 95% of Minnegasco's total throughput was composed of retail gas sales and approximately 5% was attributable to transportation services.

NATURAL GAS PIPELINE

         In March 1993, the Company transferred assets, liabilities and service obligations of Arkla Energy Resources, a division of the Company, in to a newly-formed wholly-owned subsidiary of the Company, AER Co., now NGT, pursuant to FERC approval. As a result, the Company's transmission activities are now conducted by NGT, an interstate pipeline subsidiary of the Company, Mississippi River Transmission Company ("MRT"), an interstate pipeline subsidiary of the Company and NorAm Energy Services, Inc. ("NES"), formerly known as Arkla Energy Marketing Company, a subsidiary which serves as the Company's principal natural gas supply aggregator and marketer, and affiliate companies associated with each. Through these subsidiaries, the Company engages in both the transportation and sale of natural gas, including gathering, storage and marketing.

         NGT.    NGT owns and operates an interstate natural gas pipeline
system located in portions of Arkansas, Louisiana, Mississippi, Missouri, Kansas, Oklahoma, Tennessee and Texas. In May of 1993, NGT entered into a definitive agreement pursuant to which it expects to sell to UtiliCorp its pipeline assets in Kansas, including the Winfield, Kansas storage field described below, subject to FERC approval. At December 31, 1993, the NGT system consisted to approximately 6,600 miles of transmission lines and approximately 3,500 miles of gathering lines. The NGT pipeline system extends generally in an easterly direction from the Anadarko Basin area of the Texas Panhandle and western Oklahoma through the Arkoma Basin area of eastern Oklahoma and Arkansas to the Mississippi River. The system also extends from east Texas to north Louisiana and central Arkansas, and from the mainline system in Oklahoma and Arkansas to south central Kansas and southwest Missouri. The system has extensive gas gathering facilities throughout the Anadarko and Arkoma Basins, and in east Texas and north Louisiana and also operates various product extraction plants and compressor facilities related to its gas transmission business. NGT's peak day gas handled during the 1993-1994 heating season was approximately 2.4 billion cubic feet ("Bcf"). The system transports gas for third parties as an "open access" transporter, makes sales of gas directly to end users located along its system and delivers gas to the Company's distribution divisions for retail sales. During 1993, NGT's total throughput consisted of 91% transportation service and 9% sales service. Approximately 21% of total throughput was attributable to services provided to Arkla, 10% was attributable to services provided to MRT and 27% was attributable to gas marketed by NES to other parties. No other customer or supplier accounted for more than 10% of NGT's throughput.

         Four storage fields are associated with NGT's pipeline and have a combined maximum deliverability of approximately 600 million cubic feet ("MMcf") per day and a working gas capacity of approximately 20.3 Bcf. NGT also owns a 10% interest in Koch Gateway Pipeline Company's Bistineau storage field which provides an additional 100 MMcf per day of deliverability and additional working gas capacity of approximately 8 Bcf. The two largest NGT storage fields are located in Oklahoma: the Ada field -- capable of delivering approximately 330 MMcf per day, and the Chiles Dome field -- capable of delivering approximately 200 MMcf per day. The other two NGT storage fields are located near Ruston, Louisiana and Winfield, Kansas.

         MRT.    The MRT system consists of approximately 2,200 miles of
pipeline serving principally the greater St. Louis area in Missouri and Illinois. This pipeline system includes the "Main Line System," the "East Line," and the "West Line." The Main Line System includes three transmission lines extending approximately 435 miles from Perryville, Louisiana, to the greater St. Louis area. The East Line, also a main transmission line, extends approximately 94 miles from southwestern Illinois to St. Louis. The West Line extends approximately 140 miles from east Texas to Perryville, Louisiana. The system also includes various other branch, lateral, transmission and gathering lines and compressor stations. During 1993, MRT's throughput totaled 317.6 Bcf which consisted of 81% transportation service and 19% sales service. Approximately half of MRT's total 1993 volumes were delivered to its traditional markets along the system in Missouri, Illinois and Arkansas with the remaining volumes delivered to off-system customers. MRT's peak day delivery during the 1993-1994 heating season was approximately 950,000 million British Thermal Units, which was comprised entirely of transportation volumes. MRT's largest customer is Laclede Gas Company, which serves metropolitan St. Louis and to which MRT provides service under several long-term firm transportation and storage agreements and an agency agreement. Three storage fields are associated with MRT's pipeline and have a combined maximum aggregate deliverability of approximately 750 MMcf per day and a working gas capacity of approximately 31 Bcf. The substantial portion of such capacity is located in two fields in north central Louisiana, near Ruston. The other MRT storage field is located at St. Jacob, Illinois.

         NES.    NES markets gas on both a short-term (spot) and long-term
basis. Sales prices may be market based or fixed. Fixed priced sales or purchases are hedged using gas futures contracts or other derivative hedging tools. NES gas supplies are purchased from third parties on both a short-term and long-term basis, with most gas supplies purchased at market sensitive prices. Gas sales for 1993 totaled 245 Bcf, of which approximately 72% was sold to unaffiliated parties. Customers are located both in areas served by NGT and other pipelines. Gas is transported to customers using both firm and interruptible transportation.


                              SELLING STOCKHOLDERS

         Mr. T. Milton Honea, currently the Chairman of the Board of Directors and President and Chief Executive Officer of the Company, is the only Selling Stockholder. Mr. Honea currently owns 123,045 shares of Common Stock and is hereby offering 52,991 of those shares. After completion of the offering, Mr. Honea will beneficially own 70,054 shares of Common Stock.


                              PLAN OF DISTRIBUTION

         The Selling Stockholder has not advised the Company of any specific plans for the sale of the Shares. The Company anticipates, however, that the Selling Stockholder will offer for sale some or all of the Shares at market prices prevailing at the time of sale on the New York Stock Exchange. The Selling Stockholder may also make private sales of some or all of the Shares directly or through a broker or brokers, who may act as agent or principal or as both agent and principal. If any of the Shares are sold through a broker, the Selling Stockholder may pay customary brokerage charges and commission. In connection with any sale, the Selling Stockholder and any brokers participating in such sale may be deemed to be "underwriters" within the meaning of the Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Act.

         There can be no assurances that the Selling Stockholder will sell any or all of the Shares.

                               VALIDITY OF SHARES

         The validity of the Shares will be passed upon for the Company by Hubert Gentry, Jr., Senior Vice President, General Counsel and Secretary of the Company, Entex Building, 1600 Smith Street, Houston, Texas 77002. As of June 21, 1994, Mr. Gentry beneficially owned 19,138 shares of Common Stock acquired pursuant to various employee benefit plans of the Company.


                                    EXPERTS

         The annual consolidated financial statements and the related financial statement schedules of the Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, included or incorporated by reference in the Form 10-K, which is incorporated by reference in this Prospectus, have been so included in reliance on the reports of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II


                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" IN PART I OF THE REGISTRATION STATEMENT.

ITEM 5.  INTEREST OF NAMES EXPERTS AND COUNSEL

         SEE "VALIDITY OF SHARES AND EXPERTS" IN PART I OF THE REGISTRATION STATEMENT.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware (the "DGCL") gives corporations the power to indemnify officers and directors under certain circumstances.

         Article III of the Company's By-Laws provides for indemnification of officers and directors to the extent permitted by the DGCL. The Company also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Act.

         Article Seventh of the Company's Restated Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to the Company or its stockholders for breaches of a director's fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to the Company or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

         Article Seventh also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director's liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of Article Seventh will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Pursuant to compensation arrangements approved by the Board of Directors of the

Company, the Company issued the Shares to Mr. Honea. The issuance of the Shares were deemed to be exempt from registration under the Act in reliance on
Section 4(2) of the Act, as a transaction not involving any public offering. The appropriate restrictive legends were affixed to the certificate evidencing the Shares and Mr. Honea represented his intention to acquire the Shares for investment only and not with a view to or for sale in connection with any distribution thereof. Mr. Honea had adequate access, through his position as Chairman of the Board of Directors and President and Chief Executive Officer of the Company, to information about the Company.

ITEM 8.  EXHIBITS

         Exhibit No.                               Description of Exhibit
         -----------                               ----------------------
           4.1            Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-52833)).

           4.2            By-Laws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement
                          on Form S-8 (No. 33-54241))

           5.             Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel and Secretary of the Company

          23.1            Consent of Coopers & Lybrand

          23.2            Consent of Hubert Gentry, Jr., Senior Vice President, General Counsel and Secretary of the Company
                          (contained in the opinion attached hereto as Exhibit 5)

          24              Powers of Attorney of each of the directors and officers of the Company whose name appears on the signature pages hereof



ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person for the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23 day of June, 1994.

                                                 NORAM ENERGY CORP.
                                                 (Registrant)



                                                 By /s/ Michael B. Bracy
                                                    -------------------------
                                                    (Michael B. Bracy)
                                                    Executive Vice President and
                                                    Principal Financial Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



   /s/  T. MILTON HONEA              Principal executive                  June 23, 1994
  ---------------------              officer and Director
    (T. Milton Honea)
 Chairman of the Board and
  Chief Executive Officer


   /s/ MICHAEL B. BRACY              Principal financial
   --------------------              officer and Director
    (Michael B. Bracy)
Executive Vice President and
Principal Financial Officer


  /s/ JACK W. ELLIS, II              Principal accounting
  ---------------------              officer
   (Jack W. Ellis, II)
   Vice President and
  Corporate Controller


   JOE E. CHENOWETH*                 Director
   -----------------
  (Joe E. Chenoweth)


 O. HOLCOMBE CROSSWELL*              Director
 ----------------------
(O. Holcombe Crosswell)

WALTER A. DEROECK*                Director
- ------------------
(Walter A. DeRoeck)


DONALD H. FLANDERS*               Director
- -------------------
(Donald H. Flanders)


JAMES O. FOGLEMAN*                Director
- ------------------
(James O. Fogleman)


JOHN P. GOVER*                    Director
- --------------
(John P. Gover)


ROBERT C. HANNA*                  Director
- ----------------
(Robert C. Hanna)


MYRA JONES*                       Director
- -----------
(Myra Jones)


SIDNEY MONCRIEF*                  Director
- ----------------
(Sidney Moncrief)


LARRY C. WALLACE*                 Director
- -----------------
(Larry C. Wallace)


D. W. WEIR, SR.*                  Director
- ----------------
(D. W. Weir, Sr.)



*By  /s/ Michael B. Bracy                                           June 23, 1994
    ------------------------------------
    (Michael B. Bracy
    Attorney-in-Fact)

                               INDEX TO EXHIBITS

                                                                             Sequentially
Exhibit                                                                        Numbered
 No.                      Description of Exhibit                                 Page
 ---                      ----------------------                                 ----
  4.1    -       Restated Certificate of Incorporation of the                       *
                 Company, as amended (incorporated by reference
                 to Exhibit 4.1 to the Company's Registration
                 Statement on Form S-3 (No. 33-52833)).

  4.2    -       By-Laws of the Company (incorporated by                            *
                 reference to Exhibit 4.2 to the Company's
                 Registration Statement on Form S-8 (No. 33-54241))

  5      -       Opinion of Hubert Gentry, Jr.,
                 Senior Vice President, General Counsel
                 and Secretary

 23.1    -       Consent of Coopers & Lybrand

 23.2    -       Consent of Hubert Gentry, Jr., Senior
                 Vice President, General Counsel and
                 Secretary (contained in the opinion
                 attached hereto as Exhibit 5)

 24      -       Powers of Attorney of each of the directors
                 and officers of the Company whose name appears
                 on the signature pages hereof





____________________

*  Incorporated by reference.